EXECUTION VERSION

Exhibit 10.3

Private Share Purchase Agreement

June 1, 2021

AMC Entertainment Holdings, Inc.

One AMC Way

11500 Ash Street

Leawood, Kansas 66211

Ladies and Gentlemen:

AMC Entertainment Holdings, Inc. a Delaware corporation (the “Company”), is pleased to agree to sell to Mudrick Capital Management, LP, (the “Purchaser” or “you”), 8,500,000 shares of the Company’s Class A common stock (the “Shares”), $0.01 par value per share. The terms on which the Company agrees to sell the Shares to the Purchaser, and the Company and the Purchaser’s agreements regarding such Shares (this “Agreement”), are as follows:

1.Purchase of Shares.

For the sum of $230,500,000 (the “Purchase Price”), the Company agrees to sell 8,500,000 Shares to the Purchaser, and the Purchaser agrees to purchase such Shares. Closing of purchase and sale of the Shares (the “Closing”) shall occur immediately following the execution of this Agreement, in the following steps:

(a) the Purchaser shall pay the Purchase Price, by wire transfer of United States dollars in immediately available funds to an account specified by the Company;

(b) the Company shall issue and deliver the Shares in book-entry form, which shall be acknowledged by a Secretary’s Certificate in the form attached as Exhibit A hereto (an executed version of which shall be held in escrow and released upon receipt of the Purchase Price);

(c) immediately thereafter, the Company shall file a prospectus supplement (the “Prospectus”) to its shelf registration statement on Form S-3 (File No. 333-255546) in the form attached hereto as Exhibit B as further specified in Section 3.1, registering the resale of the Shares;

(d) Upon filing of the Prospectus, the Purchaser hereby instructs the Company to record the issuance of the Shares on the records of the transfer agent (and debit the book entry referred to in (b) above) and deliver the Shares, which the Company agrees to effect by delivering to the transfer agent the instructions attached hereto as Exhibit C.

2.Representations, Warranties and Agreements.
2.1Purchaser’s Representations, Warranties and Agreements. To induce the Company to issue the Shares to the Purchaser, the Purchaser hereby represents and warrants to the Company and agrees with the Company as follows:
2.1.1Organization and Authority. The Purchaser is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Agreement. Upon execution and delivery by you, this Agreement is a legal, valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
2.1.2No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Purchaser, (ii) any agreement, indenture or instrument to which the Purchaser is a party or (iii) in any material respect, any law, statute, rule or regulation to which the Purchaser is subject, or any agreement, order, judgment or decree to which the Purchaser is subject, other than in the cases of clause (ii) as would not reasonably be expected to materially and adversely affect or delay the consummation of the transactions contemplated by this Agreement.
2.1.3Experience, Financial Capability and Suitability. The Purchaser is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares, (ii) able to bear the economic risk of its investment in the Shares for an indefinite period of time and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), it being understood that this representation is without prejudice to the Purchaser’s right to sell or otherwise dispose of all or any part of the Shares pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration. The Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment until the Shares are sold pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. The Purchaser is able to bear the economic risks of an investment in the Shares and to afford a complete loss of the Purchaser’s investment in the Shares.
2.1.4Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Purchaser has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the

Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, the Purchaser has relied solely on the Purchaser’s own knowledge and understanding of the Company and its business based upon the Purchaser’s own due diligence investigation and the information furnished pursuant to this paragraph. The Purchaser understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and the Purchaser has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.
2.1.5Private Placement. The Purchaser represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption pursuant to Section 4(a)(2) of the Securities Act.
2.1.6No General Solicitation. The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.
2.1.7Restrictions on Transfer. The Purchaser understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act. The Purchaser understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the Purchaser absent an effective registration statement under the Securities Act with respect to the Shares or an applicable exemption from the registration requirements of the Securities Act; provided, that this acknowledgement shall not limit the Company’s obligation to file the Prospectus pursuant to Section 3.1.
2.2Company’s Representations, Warranties and Agreements. To induce the Purchaser to purchase the Shares, the Company hereby represents and warrants to the Purchaser and agrees with the Purchaser as follows:
2.2.1Organization and Corporate Power. The Company is validly existing and in good standing under the laws of Delaware corporation, with power and authority to enter into, deliver and perform its obligations under this Agreement. (i) All necessary corporate action has been taken on the part of the Company, its officers, and directors, and (ii) no further vote or approval of the Company’s stockholders is required under any law, rule, regulation or stock exchange rule or policy, in each case, for the authorization, execution, and delivery of this Agreement, the performance of all obligations of the Company under this Agreement and the consummation of the transaction contemplated hereby, and the authorization, issuance, sale, and delivery of the Shares. Upon execution and delivery by you, this Agreement is a legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.2.2No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Company’s articles of incorporation (“Charter”) or bylaws of the Company, (ii) any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, (iii) any law, statute, rule or regulation to which the Company or any of its subsidiaries is subject, or any agreement, order, judgment or decree to which the Company is subject, and do not require any consent, approval, order, or authorization of, or registration, qualification, declaration, or filing with, or any notice to, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a “Governmental Authority”).
2.2.3Title to Shares. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Charter, the Shares will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Company’s organizational documents, the Purchaser will have or receive good title to the Shares, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions under federal and state securities laws, and (b) liens, claims or encumbrances imposed due to the actions of the Purchaser.
2.2.4No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company or its subsidiaries which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of an y transactions or seeks to recover damages or to obtain other relief in connection with any transactions.
2.2.5No General Solicitation.  Neither the Company nor any of its affiliates or any person or entity acting on its or their behalf has engaged directly or indirectly in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act in connection with the offering, issuance and sale of the Shares.
2.2.6Reports. The Company has filed or furnished, as applicable all forms, reports, schedules, prospectuses, registration statements and other statements and documents required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since January 1, 2021, or prior to the date of this Agreement (including, for the avoidance of doubt, its annual report on Form 10-K for the fiscal year ended December 31, 2020, collectively, the “Company Reports”). As of its respective date, and, if amended, as of the date of the last such amendment, each Company Report complied in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act, and any rules and regulations promulgated thereunder applicable to such Company Report. As of its respective date, and, if amended, as of the date of the last such amendment, no Company Report contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The consolidated financial statements of the Company and its subsidiaries included in the Company Reports present fairly the financial condition, results of operations and cash flows of the Company on a consolidated basis as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Exchange Act and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).
2.2.7Compliance with Law. Each of the Company and its subsidiaries has complied in all material respects with, and is not in default or violation in any material respect of, any law, statute, order, rule, regulation, policy or guideline of any federal, state or local governmental authority applicable to the Company or such subsidiary.
2.2.8No Piggyback or Preemptive Rights. Other than this Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to (i) require the Company to include in the Prospectus filed pursuant to this Agreement any securities other than the Shares or (ii) preemptive rights to subscribe for the Shares, except in each case of (i) and (ii), as may have been duly waived.
2.2.9WKSI Status. As of the date hereof, the Company is a “well-known seasoned issuer” as defined under Rule 405 of the Securities Act.
2.2.10Capitalization. All the outstanding shares of capital stock of the Company and each of its subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Company Reports, all outstanding shares of capital stock or membership interests of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries and are free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.
3.Other Agreements.
3.1Prospectus; Listing. Immediately following the issuance of Shares in the Closing as provided in Section 1(b) above, the Company agrees to file the Prospectus, which shall be automatically effective pursuant to the Securities Act. The Company will use its reasonable best efforts to keep the Prospectus continuously effective until the date on which all Shares covered by the Prospectus have been sold thereunder in accordance with the plan and method of distribution disclosed in the Prospectus. The Company agrees to use reasonable best efforts to cause the Shares to be approved for listing on the NYSE, subject to official notice of issuance.
3.2Further Assurances. The Purchaser and the Company agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

3.3Entire Agreement. This Agreement embodies the entire agreement and understanding between the Purchaser and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.
3.4Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.
3.5Termination. This Agreement may be terminated at any time prior to the Closing:
3.5.1by the Purchaser, if the freely-tradeable Shares have not been delivered to the Purchaser by June 2, 2021 other than as a result of any failure by the Purchaser to timely initiate a DWAC deposit for the Shares or failure to pay the Purchase Price pursuant to Section 1;
3.5.2by either the Purchaser or the Company in the event that (i) any Governmental Authority shall have issued an injunction, order, decree, judgement or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable or (ii) any law, rule or regulation prohibits the Closing;
3.5.3by the mutual written consent of the Investor and the Company.

In the event of termination of this Agreement as provided in Section 3.5, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto.

3.6Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.
3.7Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.
3.8Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

3.9Governing Law; Jurisdiction Specific Performance. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.   In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined in the Supreme Court of the State of New York, County of New York or the United States Federal District Court sitting for the Southern District of New York.  Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, whether in law or equity) to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach.  Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.  Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.
3.10No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party.
3.11Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.
3.12No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

3.13Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.
3.14Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.
3.15Expenses. Each party hereto shall bear its own costs and expenses incurred in connection with this Agreement; provided, that concurrently with entry into this Agreement, the Company shall pay USD$150,000 to Wachtell, Lipton, Rosen & Katz as reimbursement to the Purchaser for certain costs and expenses of the Purchaser’s legal counsel in connection with this Agreement and the transactions contemplated hereby.

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of the Agreement and return it to us.

Very truly yours,

AMC Entertainment holdings, inc.

By:	/s/ Sean D. Goodman
Name:	Sean D. Goodman
Title:	Executive Vice President and Chief Financial Officer

MUDRICK CAPITAL MANAGEMENT, LP

By:	/s/ Glenn Springer
Name:	Glenn Springer
Title:	Chief Financial Officer

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